Exhibit 99.1

SECURITY CAPITAL ASSURANCE LTD

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11
Bermuda
Tel: +1 441-294-7448

Security Capital Assurance Announces Pricing of its $250 Million Non-Cumulative Preference
Share Offering

          Hamilton, Bermuda, March 29, 2007 – Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) today announced the pricing of its $250 million private placement of the Company’s non-cumulative Fixed/Floating Series A Perpetual Preference Shares (the “Series A Preference Shares”), which have a liquidation preference of $1,000 per preference share, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-US persons pursuant to Regulation S under the Securities Act. The Series A Preference Shares are perpetual securities with no fixed maturity date and if declared by the Board of SCA will pay a fixed dividend rate of 6.88% until September 30, 2017. After such date, the Series A Preference Shares if declared by the Board of SCA will pay dividends at a floating rate based on three-month LIBOR plus 2.715%. Dividends on the Series A Preference Shares are non-cumulative.

          The offering is expected to close on April 5, 2007, and will result in net proceeds, after deducting commissions and estimated offering expenses, of approximately $245.5 million to SCA. SCA plans to use the proceeds of the offering for general corporate purposes.

The Series A Preference Shares have not been registered under the Securities Act and, unless so registered, may not be offered or sold except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Series A Preference Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state.

About Security Capital Assurance

Security Capital Assurance Ltd (NYSE: SCA) is a Bermuda-domiciled holding company whose operating subsidiaries provide credit enhancement and protection products to the public finance and structured finance markets throughout the United States and internationally. SCA, through its subsidiaries – XL Capital Assurance Inc. (XLCA), a financial guarantee insurance provider, and XL Financial Assurance Ltd. (XLFA), a provider of reinsurance to financial guarantee insurers – issues financial guarantee insurance policies and credit default swaps, as well as the reinsurance of financial guarantee insurance and credit default products written by other insurers. XLCA and XLFA are assigned the highest financial strength ratings by the major credit rating agencies: Aaa by Moody's Investors Service, AAA by Standard & Poor's Ratings Service, and AAA by Fitch Ratings. For more information please visit www.scafg.com.

Forward-Looking Statement

This press release contains forward-looking statements. Such statements involve inherent risks and uncertainties. Statements that are not historical facts, including statements about the Company's beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and, therefore, you should not place undue reliance on them.

A non-exclusive list of the important factors that could cause actual events or results to differ materially from those in such forward-looking statements is set forth in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and the Company's other documents on file with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Investors	Media
Frank Constantinople	Courtney Franson
+1 441-294-7448	+1 441-294-7448
frank.constantinople@scafg.com	courtney.franson@scafg.com

Catherine Jones
+1 212-333-3810
cjones@brunswickgroup.com